Exhibit 25.1

to Registration Statement

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE

TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY

OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)__

________

REGIONS BANK

(Exact names of trustees as specified in its charter)

Alabama State Banking Corporation (Jurisdiction of incorporation or organization if not a U.S. national bank)	63-0371391 (I.R.S. Employer Identification No.)

417 North 20th Street Birmingham, Alabama (Address of principal executive offices)	35202 (Zip Code)

Robert B. Rinehart

Regions Bank

60 Commerce Street

Montgomery, Alabama 36104

334-230-6120

(Name, address and telephone number

of agent for service)

______

CenturyTel, Inc.

(Exact names of obligors as specified in their charters)

Louisiana (States or other jurisdictions of incorporation or organization)	72-0651161 (I.R.S. Employer Identification Nos)

100 CenturyTel Drive Monroe, Louisiana (Address of principal xecutive offices)	71203 (Zip Code)

4.75% CONVERTIBLE SENIOR DEBENTURES, SERIES K, DUE 2032

(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)        Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of Atlanta, Atlanta, Georgia

Alabama State Banking Department, Montgomery, Alabama.

(b)        Whether it is authorized to exercise corporate trust powers.

                             Yes

Item 2.	Affiliations with the obligor.

None. Certain officers and directors of CenturyTel, Inc. (namely, Glen F. Post, III, Chief Executive Officer and Chairman of the Board, and William R. Boles, Jr., Director) act as non-voting regional advisory directors of an affiliate of Regions Bank, Regions Bank of Louisiana. Pursuant to Rule 7a-26 of the Trust Indenture Act of 1939, Regions Bank disclaims the existence or admission of any control relationship arising out of these relationships.

Item 16.	List of exhibits.

The additional exhibits listed below are filed herewith: (Exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commissions Rules of Practice.)

1a.	Restated Articles of Incorporation of the Trustee. (Exhibit 1 to Form T-1, Registration No. 22-21909).

1b.	Articles of Amendment to Restated Articles of Incorporation of the Trustee. (Exhibit 1b to Form T-1, filed in connection with the Current Report on Form 8-K of BellSouth Telecommunications, Inc. dated October 9, 1997).

2.	Not applicable.

3.	Authorization of the Trustee to exercise corporate trust powers (Exhibit 3 to Form T-1, Registration No. 22-21909).

4.	Bylaws of the Trustee. (Exhibit 4 to Form T-1, Registration No. 33-60351).

5.	Not applicable.

6.	Consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

7.	Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on September 30, 2002.

8.	Not applicable.

9.	Not applicable.

__________

SIGNATURE

                        Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Regions Bank, a state banking corporation organized and existing under the laws of the State of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Montgomery and State of Alabama, on the 17th of January, 2003.

REGIONS BANK

By:	/s/ Robert B. Rinehart
Robert B. Rinehart
Senior Vice President and Corporate
Trust Manager

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

                        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of senior debt securities by CenturyTel, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

REGIONS BANK

	By:	/s/ Robert B. Rinehart
Robert B. Rinehart
Senior Vice President and Corporate
Trust Manager

Dated: January 17, 2003

EXHIBIT 7 TO FORM T-1

CONSOLIDATED REPORT OF CONDITION OF

Regions Bank

of 417 North 20th Street, Birmingham, Alabama 35202

and Subsidiaries,

a member of the Federal Reserve System,

at the close of business September 30, 2002, in

accordance with a call made by the Federal Reserve Bank of this

District pursuant to the provisions of the Federal Reserve Act

ASSETS		DOLLAR AMOUNT IN THOUSANDS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$ 1,168,540
Interest-bearing balances		8,996
Securities:
Held to maturity securities		7,230
Available for sale securities		8,651,549
Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
Federal funds sold and securities purchased under agreements to resell		20,536
Loans and lease financing receivables:
Loans and leases, net of unearned income	$32,065,482
Less: Allowance for loan and lease losses	435,798
Less: Allocated transfer risk reserve	0
Loans and leases, net of unearned income, allowance, and reserve		31,629,684
Trading assets		0
Premises and fixed assets (including capitalized leases)		591,605
Other real estate owned		52,103
Investments in unconsolidated subsidiaries and associated companies		127,723
Customers liability to this bank on acceptances outstanding		36,064
Intangible assets:
Goodwill		143,900
Other intangible assets		137,475
Other assets		1,047,248
TOTAL ASSETS		$ 44,144,682

LIABILITIES		DOLLAR AMOUNT IN THOUSANDS
Deposits:
In domestic offices		$ 28,864,007
Noninterest-bearing	$ 2,788,819
Interest-bearing	26,075,188
In foreign offices, Edge and Agreement subsidiaries, and IBFs		3,801,853
Noninterest-bearing	0
Interest-bearing	3,801,853
Federal funds purchased and securities sold under agreements to repurchase		1,724,523
Trading liabilities		0
Other borrowed money		5,241,668
Bank's liability on acceptances executed and outstanding		36,064
Subordinated notes and debentures		47,028
Other liabilities		609,274
TOTAL LIABILITIES		40,324,417
Minority interest in consolidated subsidiaries		156,824

EQUITY CAPITAL
Perpetual Preferred Stock and Related Surplus		0
Common stock		103
Surplus		1,052,166
Retained earnings		2,441,834
Accumulated other comprehensive income		169,338
Other equity capital components		0
TOTAL EQUITY CAPITAL		3,663,441
TOTAL LIABILITIES, MINORITY INTEREST AND EQUITY CAPITAL		$ 44,144,682